Exhibit 99.1

Summit Materials, Inc. Reports Fourth Quarter and Full Year 2021 Results
Record Full Year 2021 Net Revenue of $2.2 billion, an increase of 4.6%
Record Full Year 2021 Net income attributable to Summit Inc. of $152.2 million, an increase of 10.3%
Record Full Year 2021 Adjusted EBITDA of $520.1 million, an increase of 7.8%
Net Leverage ratio improved to an all-time low
DENVER, CO. - (February 23, 2022) - Summit Materials, Inc. (NYSE: SUM) (“Summit,” “Summit Materials,” "Summit Inc." or the “Company”), a leading vertically integrated construction materials company, today announced results for the fourth quarter and full year ended January 1, 2022 (“fourth quarter” or "full year"). All comparisons are versus the quarter or year ended January 2, 2021 unless noted otherwise.

	Three months ended			Year ended
($ in thousands)	January 1, 2022	January 2, 2021	% Chg vs. PY	January 1, 2022	January 2, 2021	% Chg vs. PY
Net revenue	$553,426	$571,862	(3.2)%	$2,232,696	$2,134,754	4.6%
Operating income	57,184	66,216	(13.6)%	253,065	225,173	12.4%
Net income	44,390	36,310	22.3%	154,281	141,240	9.2%
Basic EPS	$0.37	$0.31	19.4%	$1.29	$1.21	6.6%

Adjusted Cash Gross Profit	161,604	172,442	(6.3)%	673,259	621,797	8.3%
Adjusted EBITDA	124,272	129,413	(4.0)%	520,082	482,289	7.8%

"Our fourth quarter and full year 2021 results are evidence that our Elevate Summit strategy is driving improved execution and financial performance," said Summit Materials CEO Anne Noonan. "Today we are setting new annual records for Net Revenue, Net Income, Adjusted Cash Gross Profit and Adjusted EBITDA. With these results, we are either on track or have already achieved our Horizon One targets. That momentum continues into 2022 as we continue to optimize our portfolio, pursue self-help initiatives to improve performance, and drive market leadership to #1 or #2 positions in targeted exurban, higher growth communities underpinned by strong demand fundamentals."

Brian Harris, CFO of Summit Materials added, "We continue to advance each of our strategic priorities, including our market leadership and asset light model with eight strategic divestitures already closed and more in progress. These divestitures, together with continued organic growth and a stronger balance sheet as evidenced by a Summit-best net leverage ratio, provides us the financial flexibility to support further greenfield investments and pursue attractive opportunities to further optimize our portfolio."

During 2021, Summit received $128.3 million in proceeds from a total of eight divestitures as part of its Elevate Summit strategy.

2022 Guidance

For the full year 2022, Summit is currently projecting Adjusted EBITDA of approximately $535 million to $565 million and expects 2022 capital expenditure of approximately $270 million to $290 million including greenfield projects.

Full Year 2021 | Total Company Results

Net Revenue increased $97.9 million, or 4.6% in 2021 to $2.2 billion, despite one fewer reporting week in 2021 and reflects revenue growth in aggregates, cement, and ready-mix underpinned by strong demand conditions in most markets.

Operating income increased $27.9 million, or 12.4% in 2021 to $253.1 million, primarily due to higher revenue that more than offset higher cost of revenue and general and administrative expenses primarily associated with optimizing organizational efficiencies and implementing the Elevate Summit strategy. Summit's operating margin percentage for 2021 increased to 11.3% from 10.5% in 2020, due to the factors noted above.

Net income attributable to Summit Inc. increased to $152.2 million, or $1.29 per basic share, compared to $138.0 million, or $1.21 per basic share in the comparable prior year period. Summit reported adjusted diluted net income of $133.5 million, or $1.12 per adjusted diluted share as compared to $95.3 million, or $0.81 per adjusted diluted share in the prior year period.

Adjusted EBITDA increased $37.8 million, or 7.8% to $520.1 million reflecting strong operating results.

Fourth Quarter 2021 | Total Company Results

Net Revenue decreased $18.4 million, or 3.2% in the fourth quarter to $553.4 million.

Operating income decreased $9.0 million, or 13.6% in the fourth quarter to $57.2 million, as our costs of revenue increased. This was partially offset by lower depreciation, depletion, amortization and accretion expenses. Summit's operating margin percentage for the three months ended January 1, 2022 decreased to 10.3% from 11.6%, from the comparable period a year ago.

Net income attributable to Summit Inc. increased to $43.8 million, or $0.37 per basic share, compared to $35.2 million, or $0.31 per basic share in the comparable prior year period. Summit reported adjusted diluted net income of $32.9 million, or $0.27 per adjusted diluted share as compared to $28.8 million, or $0.25 per adjusted diluted share in the prior year period.

Adjusted EBITDA decreased $5.1 million, or 4.0% to $124.3 million.

Full Year 2021 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $75.2 million to $573.2 million in 2021. Aggregates adjusted cash gross profit margin increased to 51.7% in 2021 as compared to 51.4% in 2020. Aggregates sales volume increased 8.6% in 2021 with organic growth in both the East and West segments. By market, volume growth in the Intermountain West, Virginia, Carolinas, Georgia, and British Columbia were partially offset by lower volumes in Kentucky. Average selling prices for aggregates increased 3.6% in 2021 with strong growth across both the East and West segments.

Cement Business: Cement segment net revenues increased 10.2% to $298.2 million in 2021. Cement segment adjusted cash gross profit margin increased to 39.9% in 2021, compared to 39.6% in 2020. The Green America Recycling facility is operational and continues to ramp up production after completing repair and commissioning activities late in the third quarter 2021 after its prolonged shutdown due to an explosion in April 2020. Sales volume of cement increased 6.3% and average selling prices increased 2.9% in 2021.

Products Business: Products net revenues of $1.1 billion in 2021 were relatively unchanged versus 2020. Products adjusted cash gross profit margin decreased to 18.3% in 2021, down from 19.2% in 2020. Ready-mix concrete average selling prices increased 3.4% and sales volumes increased 1.6% primarily reflecting a strong demand environment in the Intermountain West market that more than offset wet conditions in Texas. Average selling prices for asphalt increased 2.2%, with pricing growth across both reporting segments. Asphalt volume decreased 13.2% due to the divestiture of a paving business in 2021.

Fourth Quarter 2021 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $6.5 million to $142.0 million in the fourth quarter. Aggregates adjusted cash gross profit margin decreased to 45.7% in the fourth quarter as compared to 49.9% in the fourth quarter 2020. Aggregates sales volume decreased 5.5% in the fourth quarter, due to the negative impact from comparisons to a 53rd week in 2020. Excluding this impact, volume growth was primarily driven by the East Segment, led by growth in Virginia and Missouri. Average selling prices for aggregates increased 8.6% in the fourth quarter with strong growth across both reporting segments.

Cement Business: Cement segment net revenues increased 9.8% to $79.2 million in the fourth quarter. Cement segment adjusted cash gross profit margin decreased to 42.7% in the fourth quarter, compared to 47.4% in the prior year period. Sales volume of cement increased 5.8% and average selling prices increased 2.7% in the fourth quarter.

Products Business: Products net revenues were $263.2 million in the fourth quarter, compared to $286.0 million in the prior year period. Products adjusted cash gross profit margin decreased to 18.3% in the fourth quarter, versus 19.6% in the prior year period. Average sales price for ready-mix concrete increased 3.5% driven primarily by pricing growth in the Intermountain West market. Sales volumes of ready-mix concrete decreased 4.8%, despite strong demand and favorable weather conditions, particularly in Houston. Average selling prices for asphalt increased 4.2%, driven by strong pricing growth across the East Segment markets that was partially offset by lower pricing in North Texas and Salt Lake City. Asphalt volume decreased 25.7% due largely to a paving business divestiture earlier in the year.

Full Year 2021 | Results By Reporting Segment

West Segment: The West Segment operating income decreased 3.0% to $171.2 million and Adjusted EBITDA increased 0.2% to $271.6 million in 2021. Aggregates revenue in 2021 increased 16.9% as volumes and average sales prices increased 13.8% and 2.7%, respectively. Ready-mix concrete revenue in 2021 increased 9.0% with volume growth of 5.4% and average sales prices growth of 3.5% on favorable demand and weather conditions in Salt Lake City. Asphalt revenue decreased by 25.8% as volumes decreased 24.4% due to a divestiture in the second quarter 2021 that was only partially offset by 2.5% growth in average selling prices in 2021.

East Segment: The East Segment operating income increased 29.5% to $90.4 million and Adjusted EBITDA increased 11.8% to $181.5 million in 2021. Aggregates revenue increased 9.1%, on volume growth of 3.8% and 5.1% growth in average selling prices with higher pricing across all markets. Ready-mix concrete revenue decreased 6.4% as volumes decreased by 9.2%, partially offset by average selling price growth of 3.1%. Lower ready-mix concrete volumes were primarily due to Kansas wind farm projects in the 2020 period that were not fully replaced in 2021. Asphalt revenue increased 27.7% as volumes increased 17.0% on volume growth in Kentucky, Kansas, and Virginia. Asphalt average selling prices increased 4.4% on higher liquid asphalt index prices across several markets.

Cement Segment: The Cement Segment operating income increased 19.5% to $66.1 million. Adjusted EBITDA increased 26.0% to $117.2 million in 2021 on volume and pricing growth. The segment reported growth in sales volumes and average selling prices of 6.3% and 2.9%, respectively in 2021.

Fourth Quarter 2021 | Results By Reporting Segment

West Segment: The West Segment operating income decreased 24.9% to $35.5 million and Adjusted EBITDA decreased 19.3% to $59.8 million in the fourth quarter. Lower operating income and Adjusted EBITDA were primarily due to the impact from a divestiture. Aggregates revenue in the fourth quarter decreased 4.9% as volumes declined 10.2% more than offsetting average sales price growth of 5.8%. Ready-mix concrete revenue in the fourth quarter decreased 0.3% with volumes down 4.3%, which was mostly offset by 4.2% pricing growth. Asphalt revenue decreased 39.1% in the fourth quarter as volumes decreased 37.0%, due to a divestiture in the second quarter. Asphalt sales prices increased 3.3% in the period.

East Segment: The East Segment operating income increased 1.8% to $21.2 million and Adjusted EBITDA increased 2.3% to $43.4 million in the fourth quarter. Despite unfavorable comparisons with an extra week in 2020, operating income and Adjusted EBITDA growth reflects strong pricing gains across all lines of business. Aggregates revenue increased 9.7%, as volumes decreased 0.4% and average selling prices increased 10.1%. Ready-mix concrete revenue decreased 4.7% as volumes decreased by 6.2%, partially offset by average selling price growth of 1.7%. Asphalt revenue increased 15.1% as volumes increased 1.1% on strong volume growth in Kentucky that more than offset volume declines elsewhere. Asphalt average selling prices increased 9.4% on higher liquid asphalt index prices across our markets.

Cement Segment: The Cement Segment operating income decreased 1.9% to $20.4 million in the fourth quarter. Adjusted EBITDA increased 17.1% to $34.9 million on higher volumes and pricing growth. In fourth quarter, the Cement Segment reported volume growth of 5.8% and average selling price growth of 2.7%.

Liquidity and Capital Resources

As of January 1, 2022, the Company had $381.0 million in cash and $1.6 billion in debt outstanding. The Company's $345 million revolving credit facility has $327.1 million available after outstanding letters of credit. For the year ended January 1, 2022, cash flow provided by operations was $361.9 million and cash paid for capital expenditures was $212.0 million.

On September 27, 2021, Summit redeemed all $300.0 million of the 5.125% senior notes due June 1, 2025 using existing cash on hand. As a result of the redemption, charges of $6.0 million were recognized in the quarter ended October 2, 2021, which included charges of $3.9 million for the applicable redemption premium and $2.1 million for the write-off of the deferred financing fees.

Webcast and Conference Call Information

Summit Materials will conduct a conference call on Thursday, February 24, 2022, at 11:00 a.m. eastern time (9:00 a.m. mountain time) to review the Company’s fourth quarter and full year 2021 financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference for fourth quarter and full year 2021 financial results:

Domestic Live: 1-877-823-8690
International Live: 1-825-312-2236
Conference ID: 1944867
Password: Summit

To listen to a replay of the teleconference, which will be available through March 3, 2022:

Domestic Replay: 1-800-585-8367
International Replay: 1-416-621-4642
Conference ID: 1944867

About Summit Materials

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Free Cash Flow, Net Leverage and Net Debt reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings.

-	the impact of the COVID-19 pandemic, and responses to it, including vaccine mandates, or any similar crisis, on our business;

-	our dependence on the construction industry and the strength of the local economies in which we operate;

-	the cyclical nature of our business;

-	risks related to weather and seasonality;

-	risks associated with our capital-intensive business;

-	competition within our local markets;

-	our ability to execute on our acquisition strategy, successfully integrate acquisitions with our existing operations and retain key employees of acquired businesses;

-	our dependence on securing and permitting aggregate reserves in strategically located areas;

-	declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities and other state agencies;

-	our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;

-	environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use;

-	costs associated with pending and future litigation;

-	rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges or otherwise;

-	conditions in the credit markets;

-	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;

-	material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;

-	cancellation of a significant number of contracts or our disqualification from bidding for new contracts;

-	special hazards related to our operations that may cause personal injury or property damage not covered by insurance;

-	unexpected factors affecting self-insurance claims and reserve estimates;

-	our substantial current level of indebtedness, including our exposure to variable interest rate risk;

-	our dependence on senior management and other key personnel, and our ability to retain and attract qualified personnel;

-	supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;

-	climate change and climate change legislation or regulations;

-	unexpected operational difficulties;

-	interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks; and

-	potential labor disputes, strikes, other forms of work stoppage or other union activities.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended		Year ended
	January 1,	January 2,	January 1,	January 2,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(audited)	(audited)
Revenue:
Product	$479,313	$490,208	$1,923,285	$1,824,679
Service	74,113	81,654	309,411	310,075
Net revenue	553,426	571,862	2,232,696	2,134,754
Delivery and subcontract revenue	43,242	52,771	176,973	197,697
Total revenue	596,668	624,633	2,409,669	2,332,451
Cost of revenue (excluding items shown separately below):
Product	334,371	331,465	1,314,416	1,254,849
Service	57,451	67,955	245,021	258,108
Net cost of revenue	391,822	399,420	1,559,437	1,512,957
Delivery and subcontract cost	43,242	52,771	176,973	197,697
Total cost of revenue	435,064	452,191	1,736,410	1,710,654
General and administrative expenses	50,274	50,488	196,728	182,873
Depreciation, depletion, amortization and accretion	55,715	57,560	229,366	221,320
Gain on sale of property, plant and equipment	(1,569)	(1,822)	(5,900)	(7,569)
Operating income	57,184	66,216	253,065	225,173
Interest expense	19,704	25,546	92,240	103,595
Loss on debt financings	—	—	6,016	4,064
Tax receivable agreement benefit	(6,779)	(7,559)	(6,779)	(7,559)
Gain on sale of businesses	(4,692)	—	(20,011)	—
Other income, net	(6,317)	(1,229)	(17,038)	(3,982)
Income from operations before taxes	55,268	49,458	198,637	129,055
Income tax expense (benefit)	10,878	13,148	44,356	(12,185)
Net income	44,390	36,310	154,281	141,240
Net income attributable to Summit Holdings (1)	552	1,158	2,097	3,273
Net income attributable to Summit Inc.	$43,838	$35,152	$152,184	$137,967
Earnings per share of Class A common stock:
Basic	$0.37	$0.31	$1.29	$1.21
Diluted	$0.37	$0.31	$1.28	$1.20
Weighted average shares of Class A common stock:
Basic	118,825,027	114,613,695	117,650,080	114,227,192
Diluted	119,713,597	115,146,597	118,741,932	114,631,768
________________________________________________________
(1) Represents portion of business owned by pre-IPO investors rather than by Summit.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	January 1,	January 2,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$380,961	$418,181
Accounts receivable, net	287,226	254,696
Costs and estimated earnings in excess of billings	7,600	8,666
Inventories	180,760	200,308
Other current assets	13,063	11,428
Total current assets	869,610	893,279
Property, plant and equipment	1,842,908	1,850,169
Goodwill	1,163,750	1,201,291
Intangible assets	69,396	47,852
Deferred tax assets	204,566	231,877
Operating lease right-of-use assets	30,150	28,543
Other assets	58,745	55,000
Total assets	$4,239,125	$4,308,011
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$6,354	$6,354
Current portion of acquisition-related liabilities	13,110	10,265
Accounts payable	128,232	120,813
Accrued expenses	147,476	160,570
Current operating lease liabilities	6,497	8,188
Billings in excess of costs and estimated earnings	7,401	16,499
Total current liabilities	309,070	322,689
Long-term debt	1,591,019	1,892,347
Acquisition-related liabilities	33,369	12,246
Tax receivable agreement liability	326,548	321,680
Noncurrent operating lease liabilities	28,880	21,500
Other noncurrent liabilities	127,027	121,281
Total liabilities	2,415,913	2,691,743
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 118,705,108 and 114,390,595 shares issued and outstanding as of January 1, 2022 and January 2, 2021, respectively	1,188	1,145
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 99 shares issued and outstanding as of January 1, 2022 and January 2, 2021	—	—
Additional paid-in capital	1,326,340	1,264,681
Accumulated earnings	478,956	326,772
Accumulated other comprehensive income	7,083	5,203
Stockholders’ equity	1,813,567	1,597,801
Noncontrolling interest in Summit Holdings	9,645	18,467
Total stockholders’ equity	1,823,212	1,616,268
Total liabilities and stockholders’ equity	$4,239,125	$4,308,011

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
($ in thousands)

	Year ended
	January 1,	January 2,
	2022	2021
Cash flow from operating activities:
Net income	$154,281	$141,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	235,278	227,817
Share-based compensation expense	19,705	28,857
Net gain on asset and business disposals	(25,559)	(7,548)
Non-cash loss on debt financings	2,116	4,064
Change in deferred tax asset, net	24,685	(18,384)
Other	(2,249)	619
Decrease (increase) in operating assets, net of acquisitions and dispositions:
Accounts receivable, net	(31,292)	5,467
Inventories	3,815	3,339
Costs and estimated earnings in excess of billings	(394)	4,535
Other current assets	(2,483)	472
Other assets	7,748	10,264
(Decrease) increase in operating liabilities, net of acquisitions and dispositions:
Accounts payable	4,593	(4,231)
Accrued expenses	(7,030)	15,476
Billings in excess of costs and estimated earnings	(7,138)	2,616
Tax receivable agreement liability	4,868	(5,285)
Other liabilities	(19,015)	(449)
Net cash provided by operating activities	361,929	408,869
Cash flow from investing activities:
Acquisitions, net of cash acquired	(19,513)	(123,477)
Purchases of property, plant and equipment	(211,982)	(177,249)
Proceeds from the sale of property, plant and equipment	11,674	14,018
Proceeds from sale of businesses	128,337	—
Other	236	1,121
Net cash used in investing activities	(91,248)	(285,587)
Cash flow from financing activities:
Proceeds from debt issuances	—	700,000
Debt issuance costs	—	(9,605)
Payments on debt	(329,010)	(674,045)
Payments on acquisition-related liabilities	(10,360)	(33,257)
Proceeds from stock option exercises	32,451	1,043
Other	(1,008)	(907)
Net cash used in financing activities	(307,927)	(16,771)
Impact of foreign currency on cash	26	351
Net (decrease) increase in cash	(37,220)	106,862
Cash and cash equivalents—beginning of period	418,181	311,319
Cash and cash equivalents—end of period	$380,961	$418,181

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Revenue Data by Segment and Line of Business
($ in thousands)

	Three months ended		Year ended
	January 1,	January 2,	January 1,	January 2,
	2022	2021	2022	2021
Segment Net Revenue:
West	$282,530	$312,895	$1,169,466	$1,147,921
East	191,653	186,806	764,996	716,211
Cement	79,243	72,161	298,234	270,622
Net Revenue	$553,426	$571,862	$2,232,696	$2,134,754

Line of Business - Net Revenue:
Materials
Aggregates	$141,956	$135,461	$573,157	$498,007
Cement (1)	74,128	68,775	282,081	257,629
Products	263,229	285,972	1,068,047	1,069,043
Total Materials and Products	479,313	490,208	1,923,285	1,824,679
Services	74,113	81,654	309,411	310,075
Net Revenue	$553,426	$571,862	$2,232,696	$2,134,754

Line of Business - Net Cost of Revenue:
Materials
Aggregates	$77,103	$67,913	$276,756	$242,082
Cement	40,308	34,535	163,108	150,533
Products	215,127	230,050	872,132	864,041
Total Materials and Products	332,538	332,498	1,311,996	1,256,656
Services	59,284	66,922	247,441	256,301
Net Cost of Revenue	$391,822	$399,420	$1,559,437	$1,512,957

Line of Business - Adjusted Cash Gross Profit (2):
Materials
Aggregates	$64,853	$67,548	$296,401	$255,925
Cement (3)	33,820	34,240	118,973	107,096
Products	48,102	55,922	195,915	205,002
Total Materials and Products	146,775	157,710	611,289	568,023
Services	14,829	14,732	61,970	53,774
Adjusted Cash Gross Profit	$161,604	$172,442	$673,259	$621,797

Adjusted Cash Gross Profit Margin (2)
Materials
Aggregates	45.7%	49.9%	51.7%	51.4%
Cement (3)	42.7%	47.4%	39.9%	39.6%
Products	18.3%	19.6%	18.3%	19.2%
Services	20.0%	18.0%	20.0%	17.3%
Total Adjusted Cash Gross Profit Margin	29.2%	30.2%	30.2%	29.1%
________________________________________________________
(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit is calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin is defined as cement adjusted cash gross profit divided by cement segment net revenue.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Volume and Price Statistics
(Units in thousands)

	Three months ended		Year ended
Total Volume	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Aggregates (tons)	15,701	16,622	64,185	59,098
Cement (tons)	635	600	2,431	2,286
Ready-mix concrete (cubic yards)	1,450	1,523	5,831	5,740
Asphalt (tons)	1,151	1,550	5,062	5,831

	Three months ended		Year ended
Pricing	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Aggregates (per ton)	$11.15	$10.27	$11.16	$10.77
Cement (per ton)	121.60	118.44	120.24	116.80
Ready-mix concrete (per cubic yards)	122.04	117.86	120.47	116.47
Asphalt (per ton)	62.48	59.95	61.05	59.76

	Three months ended		Year ended
	Percentage Change in		Percentage Change in
Year over Year Comparison	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(5.5)%	8.6%	8.6%	3.6%
Cement (per ton)	5.8%	2.7%	6.3%	2.9%
Ready-mix concrete (per cubic yards)	(4.8)%	3.5%	1.6%	3.4%
Asphalt (per ton)	(25.7)%	4.2%	(13.2)%	2.2%

	Three months ended		Year ended
	Percentage Change in		Percentage Change in
Year over Year Comparison (Excluding acquisitions)	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(6.3)%	8.9%	1.8%	4.9%
Cement (per ton)	5.8%	2.7%	6.3%	2.9%
Ready-mix concrete (per cubic yards)	(4.8)%	3.5%	1.6%	3.4%
Asphalt (per ton)	(25.7)%	4.2%	(13.2)%	2.2%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business
($ and Units in thousands, except pricing information)

	Three months ended January 1, 2022
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	15,701	$11.15	$175,109	$(33,153)	$141,956
Cement	635	121.60	77,271	(3,143)	74,128
Materials			$252,380	$(36,296)	$216,084
Ready-mix concrete	1,450	122.04	176,917	(63)	176,854
Asphalt	1,151	62.48	71,897	(62)	71,835
Other Products			90,459	(75,919)	14,540
Products			$339,273	$(76,044)	$263,229

	Year ended January 1, 2022
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	64,185	$11.16	$716,021	$(142,864)	$573,157
Cement	2,431	120.24	292,295	(10,214)	282,081
Materials			$1,008,316	$(153,078)	$855,238
Ready-mix concrete	5,831	120.47	702,402	(340)	702,062
Asphalt	5,062	61.05	309,035	(308)	308,727
Other Products			374,263	(317,005)	57,258
Products			$1,385,700	$(317,653)	$1,068,047

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Non-GAAP Financial Measures
($ in thousands, except share and per share amounts)
The tables below reconcile our net income (loss) to Adjusted EBITDA by segment for the three months and years ended January 1, 2022 and January 2, 2021.

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended January 1, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$38,913	$30,393	$29,417	$(54,333)	$44,390
Interest (income) expense	(3,635)	(2,739)	(4,778)	30,856	19,704
Income tax expense (benefit)	337	(95)	—	10,636	10,878
Depreciation, depletion and amortization	23,962	19,880	10,150	976	54,968
EBITDA	$59,577	$47,439	$34,789	$(11,865)	$129,940
Accretion	221	437	89	—	747
Tax receivable agreement benefit	—	—	—	(6,779)	(6,779)
Loss (gain) on sale of businesses	53	(4,745)	—	—	(4,692)
Non-cash compensation	—	—	—	4,830	4,830
Other	(13)	239	—	—	226
Adjusted EBITDA	$59,838	$43,370	$34,878	$(13,814)	$124,272
Adjusted EBITDA Margin (1)	21.2%	22.6%	44.0%		22.5%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended January 2, 2021
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$48,051	$22,629	$25,052	$(59,422)	$36,310
Interest (income) expense	(2,968)	(1,505)	(4,110)	34,129	25,546
Income tax expense	2,763	75	—	10,310	13,148
Depreciation, depletion and amortization	26,572	20,424	8,752	1,022	56,770
EBITDA	$74,418	$41,623	$29,694	$(13,961)	$131,774
Accretion	212	488	90	—	790
Tax receivable agreement benefit	—	—	—	(7,559)	(7,559)
Non-cash compensation	—	—	—	5,738	5,738
Other	(459)	264	—	(1,135)	(1,330)
Adjusted EBITDA	$74,171	$42,375	$29,784	$(16,917)	$129,413
Adjusted EBITDA Margin (1)	23.7%	22.7%	41.3%		22.6%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Year ended January 1, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$181,253	$122,321	$95,352	$(244,645)	$154,281
Interest (income) expense	(11,460)	(8,872)	(17,217)	129,789	92,240
Income tax expense	2,697	114	—	41,545	44,356
Depreciation, depletion and amortization	98,596	84,912	38,685	4,249	226,442
EBITDA	$271,086	$198,475	$116,820	$(69,062)	$517,319
Accretion	874	1,711	339	—	2,924
Loss on debt financings	—	—	—	6,016	6,016
Tax receivable agreement benefit	—	—	—	(6,779)	(6,779)
Gain on sale of businesses	(355)	(19,656)	—	—	(20,011)
Non-cash compensation	—	—	—	19,705	19,705
Other	(45)	953	—	—	908
Adjusted EBITDA	$271,560	$181,483	$117,159	$(50,120)	$520,082
Adjusted EBITDA Margin (1)	23.2%	23.7%	39.3%		23.3%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Year ended January 2, 2021
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$178,460	$74,781	$69,484	$(181,485)	$141,240
Interest (income) expense	(5,447)	(3,156)	(13,795)	125,993	103,595
Income tax expense (benefit)	4,287	(283)	—	(16,189)	(12,185)
Depreciation, depletion and amortization	93,279	84,504	36,917	3,982	218,682
EBITDA	$270,579	$155,846	$92,606	$(67,699)	$451,332
Accretion	587	1,701	350	—	2,638
Loss on debt financings	—	—	—	4,064	4,064
Tax receivable agreement benefit	—	—	—	(7,559)	(7,559)
Non-cash compensation	—	—	—	28,857	28,857
Other	(114)	4,728	—	(1,657)	2,957
Adjusted EBITDA	$271,052	$162,275	$92,956	$(43,994)	$482,289
Adjusted EBITDA Margin (1)	23.6%	22.7%	34.3%		22.6%
________________________________________________
(1) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.

The table below reconciles our net income attributable to Summit Materials, Inc. to adjusted diluted net income per share for the three months and years ended January 1, 2022 and January 2, 2021. The per share amount of the net income attributable to Summit Materials, Inc. presented in the table is calculated using the total equity interests for the purpose of reconciling to adjusted diluted net income per share.

	Three months ended				Year ended
	January 1, 2022		January 2, 2021		January 1, 2022		January 2, 2021
Reconciliation of Net Income Per Share to Adjusted Diluted EPS	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit
Net income attributable to Summit Materials, Inc.	$43,838	$0.37	$35,152	$0.30	$152,184	$1.28	$137,967	$1.18
Adjustments:
Net income attributable to noncontrolling interest	552	—	1,158	0.01	2,097	0.02	3,273	0.03
Gain on sale of businesses	(4,692)	(0.04)	—	—	(20,011)	(0.17)	—	—
Loss on debt financings	—	—	—	—	6,016	0.05	4,064	0.03
Adjusted diluted net income before tax related adjustments	39,698	0.33	36,310	0.31	140,286	1.18	145,304	1.24
Tax receivable agreement (benefit) expense	(6,779)	(0.06)	(7,559)	(0.06)	(6,779)	(0.06)	(7,559)	(0.06)
Changes in unrecognized tax expense (benefit)	—	—	—	—	—	—	(42,422)	(0.37)
Adjusted diluted net income	$32,919	$0.27	$28,751	$0.25	$133,507	$1.12	$95,323	$0.81
Weighted-average shares:
Basic Class A common stock	118,624,315		114,213,808		117,436,234		114,014,749
LP Units outstanding	1,378,141		2,986,226		1,867,853		3,060,248
Total equity units	120,002,456		117,200,034		119,304,087		117,074,997

The following table reconciles operating income to Adjusted Cash Gross Profit and Adjusted Cash Gross Profit Margin for the three months and years ended January 1, 2022 and January 2, 2021.

	Three months ended		Year ended
	January 1,	January 2,	January 1,	January 2,
Reconciliation of Operating Income to Adjusted Cash Gross Profit	2022	2021	2022	2021
($ in thousands)
Operating income	$57,184	$66,216	$253,065	$225,173
General and administrative expenses	50,274	50,488	196,728	182,873
Depreciation, depletion, amortization and accretion	55,715	57,560	229,366	221,320
Gain on sale of property, plant and equipment	(1,569)	(1,822)	(5,900)	(7,569)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$161,604	$172,442	$673,259	$621,797
Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1)	29.2%	30.2%	30.2%	29.1%
_______________________________________________________
(1) Adjusted Cash Gross Profit Margin is defined as Adjusted Cash Gross Profit as a percentage of net revenue.

The following table reconciles net cash provided by operating activities to free cash flow for the three months and years ended January 1, 2022 and January 2, 2021.

	Three months ended		Year ended
	January 1,	January 2,	January 1,	January 2,
($ in thousands)	2022	2021	2022	2021
Net income	$44,390	$36,310	$154,281	$141,240
Non-cash items	59,211	77,799	253,976	235,425
Net income adjusted for non-cash items	103,601	114,109	408,257	376,665
Change in working capital accounts	50,955	76,721	(46,328)	32,204
Net cash provided by operating activities	154,556	190,830	361,929	408,869
Capital expenditures, net of asset sales	(39,065)	(32,073)	(200,308)	(163,231)
Free cash flow	$115,491	$158,757	$161,621	$245,638

Contact:

Karli Anderson
EVP, Chief Environmental, Social & Governance Officer and Head of Investor Relations
karli.anderson@summit-materials.com
303-875-3886